                                                               EXHIBIT 99.1

                            COACHMEN INDUSTRIES, INC.
           2831 Dexter Drive o P.O. Box 3300 o Elkhart, Indiana 46515
                        o 574/262-0123 o Fax 574/262-8823


                                  NEWS RELEASE


For immediate release Monday, October 27, 2003

COACHMEN INDUSTRIES, INC. REPORTS STRONG THIRD QUARTER RESULTS

        o Earnings of $5.4 million or $0.35 per share is the highest level of quarterly earnings in the last 16 quarters.
        o Sales of $200.8 million substantially increased over second quarter sales $173.9 million and sales of $177.5 million in 2002.
        o Company confirms 2003 operating income estimate

ELKHART, IND. - Coachmen Industries, Inc. (NYSE: COA) today announced its financial results for the third quarter ended September 30, 2003.

Coachmen reported net income of $5.4 million, or $0.35 per share for the quarter, an 89% increase compared to net income in the second quarter of $2.8 million, or $0.18 per share. Income in the current quarter was 24.7% higher than income of $4.3 million or $0.27 per share in the third quarter of 2002. Sales for the third quarter increased 15.5% to $200.8 million versus $173.9 million in the second quarter and 13.1% above the $177.5 million during the same period of 2002.

Gross profit increased to 16.5% from 15.8% in the second quarter and compares to 16.6% in the third quarter of 2002. GS&A expenses as a percent of sales were 12.5% versus 12.9% in the second quarter and 12.8% in the third quarter a year ago. The Company's operating income of $8.0 million increased 55.8% versus the $5.1 million in the second quarter of 2003, and 18.5% compared to the $6.7 million in the comparable quarter of 2002. The improved performance of the third quarter brings year-to-date earnings to $0.35 per share, which includes no material non-operating gains, compared to $0.45 per share for the comparable year-ago period, which included $0.08 per share from real estate and other non-operating gains.


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Coachmen Industries, Inc. Reports Third Quarter Results
Page 2
October 27, 2003
--------------------------------------------------------------------------------

Claire C. Skinner, Chairman, Chief Executive Officer and President, remarked, "Our third quarter results were gratifying, because the operating improvements we've been forecasting have now begun to be realized. Both business segments delivered increased sales and pre-tax income from the year ago quarter. Sales for our Recreational Vehicle business surged nearly 20% in the third quarter compared to the same quarter of 2002 as a result of the extremely positive dealer response to our new line of 2004 models. The Modular Housing business benefited from increased demand as well as from the delivery of ordered and produced homes that we were unable to ship during the second quarter as a result of the continuing poor weather conditions. Pre-tax income also improved significantly from the second quarter. While pleased with these improvements, we are not satisfied, and expect further improvement in both business segments going forward."


                                          THREE MONTHS ENDED                NINE MONTHS ENDED
                                            SEPTEMBER 30,                     SEPTEMBER 30,
                                          2003            2002           2003           2002
                                      -------------  -------------   -------------  -------------

SALES
Recreational Vehicle                  $    136,241   $     113,643   $     359,153  $     331,812
Modular Housing/Building                    64,568          63,892         161,946        169,294
                                      ------------   -------------   -------------  -------------
     Total                            $    200,809   $     177,535   $     521,099  $     501,106
                                      =============  =============   =============  =============
PRE-TAX INCOME/(LOSS)
Recreational Vehicle                  $      2,872   $       2,578   $       2,270  $       3,115
Modular Housing/Building                     5,528           3,550           7,284          7,008
Other                                         (272)            512          (1,402)         1,028
                                      -------------  -------------   -------------- -------------
     Total                            $      8,128   $       6,640   $       8,152  $      11,151
                                      =============  =============   =============  =============


RECREATIONAL VEHICLE SEGMENT
----------------------------

The Company's RV Group reported sales of $136.2 million, up 17.9% from $115.5 million during the second quarter of 2003, and up 19.9% from $113.6 million in the third quarter of 2002. The segment's pre-tax income of $2.9 million increased 212.5% from $0.9 million during the second quarter of 2003, and was 11.4% higher than the $2.6 million pre-tax income in 2002. RV Segment pre-tax income during the quarter was hampered by operating inefficiencies related to major material shortages, which were substantially resolved in late September.

As was previously reported, dealer reaction to the Company's new 2004 model offerings was overwhelmingly positive. As a result, backlogs at the end of the third quarter increased 78% compared to the June 30th levels for all product categories and are 25% higher than year-end 2002. Production rates have been increased in most plants, including two new production facilities, which should drive market share gains at both the retail and wholesale levels during the fourth quarter.

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

Coachmen Industries, Inc. Reports Third Quarter Results
Page 3
October 27, 2003
--------------------------------------------------------------------------------

In response to strong demand, two new RV production facilities are now operational. Coachmen's state-of-the-art 127,000-sq. ft. mini-motorhome plant located Middlebury, Ind., began production in August. The facility features over 24,000 square feet of mezzanines for efficient offline sub-assembly processes, and provides improved material flow. In Fitzgerald, Ga., production began in an additional new 100,000-sq. ft. towable plant, providing the Coachmen RV of Georgia subsidiary with the capability of locally producing all travel trailer and fifth wheel product offerings.

In September, Coachmen also announced the formation of a private label finance program that will provide exclusive financing services to RV dealers. The creation of Coachmen Financial Services(SM)will offer industry-leading inventory financing solutions to qualified dealers and should help expand the Company's dealer network.

MODULAR HOUSING AND BUILDING SEGMENT
------------------------------------

The Company's Modular Housing and Building segment reported sales of $64.6 million, up 10.6% from $58.4 million during the second quarter of 2003, and up 1.1% from $63.9 million in the third quarter of 2002. The segment's pre-tax income of $5.5 million increased 45.7% from $3.8 million during the second quarter of 2003, and was 55.7% higher than the $3.6 million in 2002.

The improved results of the Modular Housing operations were driven by a strong influx of new orders, coupled with the delivery of many finished homes that were held up in inventory during prior quarters due to unseasonably heavy rains. Although finished goods inventory was reduced, significant amounts of residential finished goods still remain to be delivered as of the end of the third quarter. With cooperative weather conditions, these should be delivered in the fourth quarter. Residential backlogs at the end of the third quarter increased 7.8% compared to the June 30th levels and are 32.5% higher than year-end 2002.

All American Homes has placed renewed emphasis on expanding and strengthening its builder network, which is helping overall demand in its modular home markets. In addition, the Company is making excellent progress in its efforts to expand into several new strategic markets. Model homes at The Quarry, a planned residential community in Toledo, Ohio, are scheduled for opening this month. All American has also delivered 63 homes for an urban renewal project in Detroit, Michigan, and it is also pursuing a new subdivision opportunity in Charlotte, Michigan, with a potential for more than 100 new homes. The new Ameri-Log (TM) home series, a line of custom log homes, is also gaining momentum as the Company is expanding its network of builder representatives.

With respect to the commercial modular business, the Miller Building Systems unit, while still operating at a loss, has experienced a mild recovery in its telecommunications shelter business, enabling positive cash flow to be reported recently. The goodwill associated with this business, along with all other recorded goodwill, will be evaluated for possible impairment during the fourth quarter in accordance with the Company's normal procedure.


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

Coachmen Industries, Inc. Reports Third Quarter Results
Page 4
October 27, 2003
--------------------------------------------------------------------------------


BALANCE SHEET/CASH FLOW
-----------------------

As of September 30, 2003, the Company had cash and marketable securities of $15.6 million and shareholders' equity of $209.5 million. Cash flow from operations was a positive $3.4 million for the quarter, bringing year-to-date cash flow from operations to $3.6 million. Capital expenditures totaled $4.2 million for the third quarter and $10.5 million year to date.

Joseph P. Tomczak, Executive Vice President and Chief Financial Officer, said, "We are very pleased with our third quarter performance, and the underlying trends going forward. The Company's capital structure, cash position, and balance sheet remain strong to support future growth."

OUTLOOK
-------

Chairman Skinner said, "We are pleased with the significant improvement in our third quarter performance. We are very optimistic about the balance of the year, though material shortages in our recreational vehicle segment may have a negative impact on future earnings. As an example, we have just received notification of a temporary shortage of a critical valve used in RV ovens, which will impact production and profitability in the fourth quarter. Because of this, and in recognition of the fact that our businesses can be significantly impacted by economic, seasonal and climatic conditions, we are confirming our guidance of $0.52 for the full year. However, due to the momentum generated in the third quarter, we now feel there is a possibility for overachievement. Our earnings per share should be at least $0.52, despite the loss of $0.18 in the first quarter, and without the benefit of the gains on sale of real estate that 2002 enjoyed. This is excluding the effect of any impairment charges that may be required due to the goodwill evaluation process that will be completed in the fourth quarter.

We remain extremely focused on achieving our goals for the year and positioning the Company for continued growth in 2004. The operating performance of both business segments has been steadily improving, and we are experiencing strong demand for our products in both Recreational Vehicles and Housing, reflecting the very strong fundamentals underlying each segment. Our products are very well positioned for our customers, we are expanding into new markets consistent with a solid strategic plan, we've brought new capacity on line and we are building greater strength in our managerial team. Based on these trends, we believe we are poised for a very strong performance in 2004 and beyond."

Coachmen Industries, Inc., founded in 1964, is one of the nation's leading manufacturers of recreational vehicles with well-known brand names including COACHMEN(R), GEORGIE BOY(R), SHASTA(R) and VIKING(R). Coachmen Industries is also one of the largest systems-built home producers in the nation with its ALL AMERICAN HOMES(R) subsidiaries. Modular commercial structures are manufactured by the Company's Miller


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


Coachmen Industries, Inc. Reports Third Quarter Results
Page 5
October 27, 2003
--------------------------------------------------------------------------------


Building Systems subsidiary. Prodesign, LLC is a subsidiary that produces custom composite and thermoformed plastic parts for numerous industries under the PRODESIGN(R) brand. Coachmen Industries, Inc. is a publicly held company with stock listed on the New York Stock Exchange (NYSE) under the COA ticker symbol.

THIS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995. INVESTORS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON FORWARD-LOOKING STATEMENTS, WHICH ARE INHERENTLY UNCERTAIN. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THAT PROJECTED OR SUGGESTED DUE TO CERTAIN RISKS AND UNCERTAINTIES INCLUDING, BUT NOT LIMITED TO, THE POTENTIAL FLUCTUATIONS IN THE COMPANY'S OPERATING RESULTS, THE CONDITION OF THE TELECOMMUNICATIONS INDUSTRY WHICH PURCHASES MODULAR STRUCTURES, THE AVAILABILITY AND THE PRICE OF GASOLINE, THE COMPANY'S DEPENDENCE ON CHASSIS SUPPLIERS, INTEREST RATES, THE AVAILABILITY AND COST OF REAL ESTATE FOR RESIDENTIAL HOUSING, THE ABILITY OF THE HOUSING AND BUILDING SEGMENT TO PERFORM IN NEW MARKET SEGMENTS WHERE IT HAS LIMITED EXPERIENCE, COMPETITION, GOVERNMENT REGULATIONS, LEGISLATION GOVERNING THE RELATIONSHIPS OF THE COMPANY WITH ITS
RECREATIONAL VEHICLE DEALERS, THE IMPACT OF CONSUMER CONFIDENCE AND ECONOMIC UNCERTAINTY ON HIGH-COST DISCRETIONARY PRODUCT PURCHASES, FURTHER DEVELOPMENTS IN THE WAR ON TERRORISM AND RELATED INTERNATIONAL CRISES, OIL SUPPLIES, AND OTHER RISKS IDENTIFIED IN THE COMPANY'S SEC FILINGS.

For more information:
     Joseph P. Tomczak
     Executive Vice President and Chief Financial Officer
     574-262-0123

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

Coachmen Industries, Inc. Reports Third Quarter Results
Page 6
October 27, 2003
--------------------------------------------------------------------------------


                            COACHMEN INDUSTRIES, INC.
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                      (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)


                                           THREE MONTHS ENDED                NINE MONTHS ENDED
                                              SEPTEMBER 30,                    SEPTEMBER 30,
                                          2003           2002              2003           2002
                                      -----------  --------------      ----------     -----------

Net Sales                             $   200,809    $   177,535      $  521,099     $   501,106

Gross Profit - $                           33,130         29,445          77,710          74,014
Gross Profit - %                             16.5%          16.6%           14.9%           14.8%

GS&A - $                                   25,159         22,717          69,020          63,782
GS&A - %                                     12.5%          12.8%           13.2%           12.7%

Operating Income- $                         7,971          6,728           8,690          10,232
Operating Income- %                           4.0%           3.8%            1.7%            2.0%

Other (Income)/Expense                       (157)            89             538            (918)

Pre-Tax Profit- $                           8,128          6,639           8,152          11,150
Pre-Tax Profit - %                            4.0%           3.7%            1.6%            2.2%

Tax Expense                                 2,770          2,344           2,778           3,882

Net Income                                  5,358          4,295           5,374           7,268
Earnings per share -
     Basic                                   0.35           0.27            0.35            0.45
     Diluted                                 0.35           0.27            0.35            0.45

Weighted Average Shares Outstanding
     Basic                                 15,427         16,080          15,436          16,070
     Diluted                               15,464         16,175          15,475          16,186



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Coachmen Industries, Inc. Reports Third Quarter Results
Page 7
October 27, 2003
--------------------------------------------------------------------------------



                            COACHMEN INDUSTRIES, INC.
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)
                                   (UNAUDITED)



ASSETS                                             9/30/03          12/31/02
------                                           ----------       -----------
Current Assets
--------------
     Cash and temporary cash investments         $    5,048       $    16,549
     Marketable securities                           10,565             7,641
     Accounts receivable                             49,634            29,408
     Inventories                                    102,828            85,010
     Prepaid expenses and other                       9,423             8,862
     Deferred income taxes                            6,316             6,885
                                                 ----------       -----------
         Total Current Assets                       183,814           154,355

Property & equipment, net                            80,328            78,889
Goodwill                                             18,954            18,954
Cash value of life insurance                         35,614            33,155
Real estate held for sale                                --               276
Other                                                 3,945             7,566
                                                 ----------       -----------

  Total Assets                                   $  322,655       $   293,195
                                                 ==========       ===========


LIABILITIES AND SHAREHOLDERS' EQUITY               9/30/03           12/31/02
------------------------------------             ----------       -----------
Current Liabilities
     ST borrowings & current portion of LT debt  $      995       $       902
     Accounts payable, trade                         46,771            18,801
     Accrued income taxes                             3,481             1,222
     Other accruals                                  37,953            39,856
                                                 ----------       -----------
         Total Current Liabilities                   89,200            60,781

Long-term debt                                        9,961            10,097
Deferred income taxes                                 4,123             4,123
Other                                                 9,854             8,768
                                                 ----------       -----------
Total liabilities                                   113,138            83,769
Shareholders' Equity                                209,517           209,426
                                                 ----------       -----------

  Total Liabilities and Shareholders' Equity     $  322,655       $   293,195
                                                 ==========       ===========


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


Coachmen Industries, Inc. Reports Third Quarter Results
Page 8
October 27, 2003
--------------------------------------------------------------------------------



                            COACHMEN INDUSTRIES, INC.
                 CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)
                                   (UNAUDITED)


                                                                         NINE MONTHS ENDED
                                                                           SEPTEMBER  30,
                                                                      2003               2002
                                                                   ----------       -----------

CASH FLOW FROM OPERATIONS                                          $    3,616       $    22,475

CASH FLOW FROM/(USED IN) ACQUISITION & INVESTING ACTIVITIES            (8,202)            2,753

Net Borrowings                                                            (43)          (18,849)
Issuance/Purchase of Stock                                             (4,085)           (2,922)
Dividends                                                              (2,787)           (2,576)
                                                                    ----------     ------------
   CASH FLOW USED IN FINANCING ACTIVITIES                              (6,915)          (24,347)

INCREASE/(DECREASE) IN CASH AND TEMPORARY CASH INVESTMENTS            (11,501)              881

Beginning of Period Cash and Temporary Cash Investments                16,549            28,416
                                                                   ----------       -----------

ENDING CASH AND TEMPORARY CASH INVESTMENTS                         $    5,048       $    29,297
                                                                   ==========       ===========


                                     - END -